UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CONVERTED ORGANICS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

THE SPECIAL MEETING
INTRODUCTION — DATE, TIME AND PLACE
PURPOSE OF THE SPECIAL MEETING
WHO CAN VOTE
HOW TO VOTE
REVOKING A PROXY
QUORUM AND VOTING REQUIREMENTS
DISENTER’S RIGHT OF APPRAISAL
PROXY SOLICITATION COSTS AND METHODS
PROPOSAL NO. 1
PROPOSAL NO. 2
PROPOSAL NO. 3
PROPOSAL NO. 4
BENEFICIAL OWNERSHIP OF SECURITIES
STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING
DELIVERY OF DOCUMENTS TO STOCKHOLDERS
OTHER MATTERS TO COME BEFORE THE MEETING
WHERE YOU CAN FIND MORE INFORMATION

Converted Organics Inc.
137A Lewis Wharf
Boston, MA 02110
617 624 0111
Dear Stockholder:
     The Special Meeting of Stockholders of Converted Organics Inc. (the “Company”) will be held at ____________________, ____________________, Boston, Massachusetts __________ on February ___, 2011 at 9:30 a.m. local time.
     The attached material includes the Notice of Special Meeting and the Proxy Statement, which describes the business to be transacted at the meeting. We ask that you give them your careful attention.
     We hope that you are planning to attend the Special Meeting personally, and we look forward to seeing you. It is important that your shares be represented at the meeting whether or not you are able to attend in person. Accordingly, the return of the enclosed proxy as soon as possible will be greatly appreciated and will ensure that your shares are represented at the Special Meeting. If you do attend the Special Meeting, you may, of course, withdraw your proxy if you wish to vote in person.
     The Board of Directors recommends that you approve the proposals set forth in this proxy.
     On behalf of the Board of Directors, I would like to thank you for your continued support and confidence.
Sincerely,
/s/ Edward J. Gildea
Edward J. Gildea
President, Chief Executive Officer and
Chairman of the Board
January ___, 2011
Important Notice Regarding the Availability of Proxy Materials
for the Special Meeting to be Held on February ____, 2011:
The Proxy Statement is available at
http://______________________

Converted Organics Inc.
Notice of Special Meeting of Stockholders
     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Converted Organics Inc. (the “Company”) will be held at __________________ as follows:
Date: February ____, 2011
Time: 9:30am
Place: [INSERT ADDRESS]
     The purpose of the meeting is to vote on the following matters:
1.	To approve the issuance of 20% or more of our common stock related to the Notes and Series B Warrants that were issued pursuant to the Securities Purchase Agreement entered into by the Company on December 17, 2010 (the “Purchase Agreement”);

2.	To approve the adjustment of the exercise prices below their floor prices for both the Series A and Series C Warrants that were issued pursuant to the Purchase Agreement;

3.	To approve the issuance of the Additional Notes and Warrants at the Additional Closing pursuant to the Purchase Agreement; and

4.	To approve the elimination of the temporary floor price in the Company’s currently outstanding Class G warrants.
     Further information about the meeting is contained in the accompanying Proxy Statement. All stockholders of record on ___________________ may vote at this meeting.
By Order of the Board of Directors
/s/ Edward J. Gildea
Edward J. Gildea
President, Chief Executive Officer and
Chairman of the Board
Boston, Massachusetts
Your vote is important.
If you do not plan to attend the meeting, please sign, date and promptly return the enclosed proxy. A postage-paid reply envelope is enclosed for your convenience. A stockholder who submits a proxy may revoke it at any time before the vote is taken at the meeting, or by voting in person at the meeting.

Converted Organics Inc.
137A Lewis Wharf
Boston, MA 02110
PROXY STATEMENT
Special Meeting of Stockholders
February ___, 2011
Introduction
     This proxy statement contains information about a Special Meeting of Stockholders (the “Special Meeting”) of Converted Organics Inc. (the “Company,” “we,” “our,” or “us”) to be held at ____________________, February ___, 2011, at 9:30 a.m. local time, and at any postponements or adjournments thereof. Our Board of Directors is using this proxy statement to solicit proxies for use at the Special Meeting. This proxy statement and the enclosed proxy card are being mailed on or about January ___, 2011 to stockholders entitled to vote at the Special Meeting.
Purpose of the Special Meeting
     The purpose of the meeting is to vote on the following matters:
1.	To approve the issuance of 20% or more of our common stock related to the Notes (as defined in this proxy statement) and Series B Warrants that were issued pursuant to the Securities Purchase Agreement entered into by the Company on December 17, 2010 (the “Purchase Agreement”);

2.	To approve the adjustment of the exercise prices below their floor prices for both the Series A and Series C Warrants that were issued pursuant to the Purchase Agreement;

3.	To approve the issuance of the Additional Notes and Warrants at the Additional Closing pursuant to the Purchase Agreement; and

4.	To approve the elimination of the temporary floor price in the Company’s currently outstanding Class G warrants.
     Each of the defined terms used in this section are defined in this proxy statement.
Who Can Vote
     Stockholders of record as of the close of business on _________________ (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Special Meeting. As of __________________, there were ____________________ shares of our common stock issued and outstanding. Holders of our common stock are entitled to one vote per share. Cumulative voting is not permitted. The enclosed proxy card shows the number of shares that you are entitled to vote.
How to Vote
     You may give instructions on how your shares are to be voted by marking, signing, dating and returning the enclosed proxy card in the accompanying postage-paid envelope.
     A proxy, when executed and not revoked, will be voted in accordance with its instructions. If no choice is indicated on the proxy, the shares will be voted:
•	FOR the approval of the issuance of 20% or more of our common stock related to the Notes and Series B Warrants that were issued pursuant to the Purchase Agreement (Proposal No. 1);

•	FOR the approval of the adjustment of the exercise prices below their floor prices for both the Series A and Series C Warrants that were issued pursuant to the Purchase Agreement (Proposal No. 2);

•	FOR the approval of the issuance of the Additional Notes and Warrants at the Additional Closing pursuant to the Purchase Agreement (Proposal No. 3); and

•	FOR the approval of the elimination of the temporary floor price in the Company’s currently outstanding Class G warrants (Proposal No. 4).
Revoking a Proxy
     A stockholder may revoke any proxy given pursuant to this solicitation by attending the Special Meeting and voting in person, or by delivering to the Company’s Corporate Secretary at the Company’s principal executive offices referred to above, prior to the Special Meeting, a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy. Please note that a stockholder’s mere attendance at the Special Meeting will not automatically revoke that stockholder’s previously submitted proxy.
Quorum and Voting Requirements
     A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders holding one third (1/3) of the outstanding shares of common stock entitled to vote are present at the meeting in person or by proxy. Shares of common stock that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
     Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote at the meeting with respect to such matter. Abstentions will be counted for purposes of quorum and will have the same effect as a vote “AGAINST” a proposal.
     Broker non-votes (i.e., votes from shares of common stock held as of the Record Date by brokers or other custodians as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal.
     Assuming the presence of a quorum at the Special Meeting:
1.	The affirmative vote of a majority of the common stock present at the meeting and entitled to vote is required to approve the issuance of 20% or more of our common stock related to the Notes and Series B Warrants that were issued pursuant to the Purchase Agreement;
2.	The affirmative vote of a majority of the common stock present at the meeting and entitled to vote is required to approve the adjustment of the exercise prices below their floor prices for both the Series A and Series C Warrants that were issued pursuant to the Purchase Agreement;
3.	The affirmative vote of a majority of the common stock present at the meeting and entitled to vote is required to approve the issuance of the Additional Notes and Warrants at the Additional Closing pursuant to the Purchase Agreement; and

4.	The affirmative vote of a majority of the common stock present at the meeting and entitled to vote is required to approve the elimination of the temporary floor price in the Company’s currently outstanding Class G warrants.
Dissenter’s Rights of Appraisal
     No action will be taken in connection with the proposal described in this Proxy Statement for which Delaware law, our Certificate of Incorporation or Bylaws provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder’s shares.
Proxy Solicitation Costs and Methods
     We will pay all costs of soliciting proxies. In addition to mailing proxy solicitation material, our management, employees and agents also may solicit proxies in person, by telephone, or by other electronic means of communication. We have retained ___________ to assist it in soliciting proxies. We have agreed to pay _______ a fee of $_______, plus expenses, for its services in connection with the special meeting.
PROPOSAL NO. 1
APPROVAL OF THE ISSUANCE OF 20% OR MORE OF OUR COMMON STOCK RELATED
TO THE CONVERTIBLE NOTES AND SERIES B WARRANTS ISSUED PURSUANT TO THE
PURCHASE AGREEMENT
     Nasdaq Listing Rule 5635(d) requires shareholder approval of a transaction other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock, if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance (the “20% Share Limitation”).
     On December 17, 2010, we entered into the Purchase Agreement with certain institutional investors (collectively, “Buyers”), pursuant to which we agreed to sell to Buyers certain Notes (defined below) and Warrants (defined below). The following is a summary of the terms of the Purchase Agreement, as well as a summary of certain provisions of the Purchase Agreement that would require us to exceed the 20% Share Limitation. Until we receive shareholder approval for the proposals set forth in this proxy statement, we are not permitted to exceed the 20% Share Limitation.
Description of Notes
     Pursuant to the Purchase Agreement, we agreed to sell to the Buyers convertible notes in the aggregate original principal amount of $4,990,000 (the “Notes”), which Notes are convertible into shares of our common stock, such Notes to be purchased by Buyers in two tranches, the first of which involved the sale of Notes in the aggregate original principal amount of $3,939,473.68 (the “Initial Notes”), and the closing of the purchase of the Initial Notes occurred simultaneously with the execution of the Purchase Agreement (the “Initial Closing”). The Initial Notes were issued with an original issue discount of approximately 4.8%, and the purchase price of the Initial Notes was $3,750,000.
     The second tranche, which is subject to our receiving shareholder approval of the items set forth in this proxy statement, will involve the sale of Notes in the aggregate original principal amount of $1,050,526.32 (the “Additional Notes”) and shall be consummated upon the satisfaction (or waiver) of the conditions to closing set forth in the Purchase Agreement (the “Additional Closing”). The Additional Notes will also be issued with an original issue discount of approximately 4.8%, and the purchase price of the Additional Notes is $1,000,000. The Notes are not interest bearing, unless we are in default on the Notes, in which case the Notes carry an interest rate of 18% per annum.

     The Notes are initially convertible into shares of common stock at a conversion price of $1.00 per share; provided that if we make certain dilutive issuances (with limited exceptions), the conversion price of the Notes will be lowered to the per share price for the dilutive issuances. We also have the right, at our option, to permit the holder of the Notes to convert at a lower price specified by us for a period specified by us. We are required to repay the Notes in six equal installments commencing February 1, 2011 (with respect to the Initial Notes), either in cash or in shares of our common stock. If we choose to utilize shares of our common stock for the payment, we must make an irrevocable decision to use shares 22 trading days prior to the installment payment date, and the value of our shares will be equal to the lower of (i) the conversion price then in effect and (ii) 85% of the average of the three lowest closing sale prices of our common stock during the 20 trading day period prior to payment of the installment amount (the “Installment Conversion Price”). If we choose to make an installment payment in shares of common stock, we must make a pre-installment payment of shares (the “Pre-Installment Shares”) to the Note holders 20 trading days prior to the applicable installment date based on the value of our shares during the 20 trading days preceding the delivery of the notice electing to pay in our shares. On the installment date, to the extent we owe the Note holder additional shares in excess of the Pre-Installment Shares to satisfy the installment payment, we will issue the Note holders additional shares, and to the extent we have issued excess shares, such shares will be applied to future payments.
     If an event of default occurs under the Note, we must redeem the Notes in cash at the greater of 135% of the unconverted principal amount or 135% of the greatest equity value of the shares of common stock underlying the Notes from the date of the default until the redemption is completed.
     The conversion price of all the Notes is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The convertibility of the Notes may be limited if, upon exercise, the holders or any of their affiliates would beneficially own more than 4.9% of our common stock.
Description of Warrants
     In addition, pursuant to the terms of the Purchase Agreement, we also issued to the Buyers warrants to acquire shares of common stock, in the form of three warrants: (i) “Series A Warrants”; (ii) “Series B Warrants”; and (iii) “Series C Warrants” (collectively, the “Warrants”). The Warrants will be issued in two tranches on the date the Initial Notes were issued and on the date the Additional Notes are issued, on a pro rata basis based on the principal amount that was issued or is being issued in the applicable closing based on the aggregate principal amount that could be issued at both closings.
     The Series B Warrants are exercisable anytime after the earlier to occur of our obtaining shareholder approval of the proposals set forth in this proxy statement or the date on which the Initial Notes are no longer outstanding and expires upon the earlier to occur of: (i) the first anniversary of the date on which it becomes exercisable and (ii) the nine-month anniversary of the date on which such shareholder approval is obtained. The Series B Warrants provide that the holders are initially entitled to purchase an aggregate of 4,990,000 shares (warrants to purchase 3,939,474 shares of common stock were issued at the Initial Closing and warrants to purchase 1,050,526 shares of common stock will be issued at the Additional Closing if it occurs) at an initial exercise price of $1.00 per share. If we make certain dilutive issuances (with limited exceptions), the exercise price of the Series B Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series B Warrants will adjust to the average of the Installment Conversion Prices used to repay the Initial Notes (see above for a discussion of the Note installment payments). The floor price for the exercise price of the Series B Warrants is $0.345. The number of shares underlying the Series B Warrants will adjust whenever the exercise price adjusts, such that at all times the aggregate exercise price of the Series B Warrants will be $4,990,000 ($3,939,474 for the Series B Warrants issued in the Initial Closing and $1,050,526 for the Series B Warrants to be issued at the Additional Closing if it occurs).
     To the extent we enter into a fundamental transaction (as defined in the Series B Warrants and which include, without limitation, our entering into a merger or consolidation with another entity, our selling all or substantially all of our assets, or a person acquiring 50% of our common stock), we have agreed to purchase the Series B Warrants from the holders at their Black-Scholes value.
     If our common stock trades at a price at least 200% above the Series B Warrants exercise price for a period of 10 trading days at any time after we get shareholder approval of the proposals set forth in this proxy statement, we may force the exercise of the Series B Warrants if we meet certain conditions.
     The Series A and Series C Warrants are exercisable anytime after the earlier to occur of (i) the date on which shareholder approval of the proposals set forth in this proxy statement is obtained and (ii) the six month and one day anniversary of the Initial Closing and have a five year term. The Series A Warrants provide that the holders are initially entitled to purchase an aggregate of 2,495,000 shares (warrants to purchase 1,969,737 shares of common stock were issued at the Initial Closing and warrants to purchase 525,263 shares of common stock will be issued at the Additional Closing if it occurs) at an initial exercise price of $1.00 per share. The Series C Warrants provide that the holders are initially entitled to purchase an aggregate of 2,495,000 shares (warrants to purchase 1,969,737 shares of common stock were issued at the Initial Closing and warrants to purchase 525,263 shares of common stock will be issued at the Additional Closing if it occurs) at an exercise price of $1.00 per share; provided that the Series C Warrants may only be exercised by each holder in the same proportion as such holder has already exercised its Series B Warrants. For example, if a holder has exercised 20% (by dollar value) of its Series B Warrants, then it may exercise 20% (by dollar value) of its Series C Warrants.
     If we make certain dilutive issuances (with limited exceptions), the exercise price of the Series A and Series C Warrants will be lowered to the per share price for the dilutive issuances. In addition, the exercise price of the Series A and Series C Warrants will adjust to the average of the Installment Conversion Prices used to repay the Initial Notes (see above for a discussion of the Note installment payments). Until we obtain shareholder approval of the proposals set forth in this proxy statement (see Proposal 2), the floor price of the Series A and Series C Warrants is $0.345. Pursuant to Nasdaq’s guidance regarding the implementation of Listing Rule 5635(d), we were required to set the initial exercise date for the Series A and C Warrants at six months and one day after the Initial Closing and establish the floor price of $0.345, which was equal to the consolidated closing bid price of our common stock on the date of the Purchase Agreement, or we would have been required to obtain shareholder approval for the issuance of the Series A and C Warrants. In the Purchase Agreement, we agreed to solicit shareholder approval to remove the floor price for the Series A and C Warrants, and this approval is being sought at the special meeting.
     To the extent we enter into a fundamental transaction (as defined in the Series A and Series C Warrants and which include, without limitation, our entering into a merger or consolidation with another entity, our selling all or substantially all of our assets, or a person acquiring 50% of our common stock), we have agreed to purchase the Series A and Series C Warrants from the holder at its Black-Scholes value.
     The exercise price of all the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The exercisability of the Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.9% of our common stock. Neither the Notes nor the Series B Warrants may be converted or exercised, as applicable, if the total number of shares that would be issued would exceed 19.99% of our common stock on the date the Purchase Agreement was executed, or 16,819,333 shares based on 84,096,669 shares outstanding as of December 17, 2010, prior to our receiving shareholder approval of the proposals set forth in this proxy statement.
Conditions to Closing of the Additional Notes (and related Warrants)
     The obligation of Buyers to purchase the Additional Notes (and related Warrants) at the Additional Closing is subject to the satisfaction of certain conditions, including, without limitation, the following:
•	We shall have obtained the shareholder approval of the proposals set forth in this proxy statement.

•	There is then no Equity Conditions Failure (as defined in the Notes).

•	Each and every representation and warranty of ours shall be true and correct as of the date when made and as of the closing date of the Additional Notes as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and we shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by us at or prior to such additional closing date.
•	Our common stock (I) shall be designated for quotation or listed on NASDAQ Capital Market and (II) shall not have been suspended by the SEC or Nasdaq from trading on such market.
•	Since the date of execution of the Purchase Agreement, no event or series of events shall have occurred that reasonably would have or result in a material adverse effect on us.
Issuance of 20% or More of the Outstanding Common Stock
     On December 17, 2010 and immediately after the execution of the Purchase Agreement, there were 84,096,669 shares of common stock issued and outstanding, which under Nasdaq Listing Rule 5635(d) would prohibit us from issuing more than 16,819,333 shares of common stock without shareholder approval. Shareholder approval was not sought in advance of entering into the Purchase Agreement due to the fact that such approval was not required pursuant to Nasdaq rules and regulations and would have unnecessarily delayed the execution of the transaction documents and our receipt of the proceeds from the Initial Closing. By executing the transaction documents prior to receiving shareholder approval, we were able to receive the proceeds of the financing from the Initial Closing before incurring the expenses related to obtaining shareholder approval, including the costs of preparing the proxy statement and holding the shareholder meeting.
Consequences of Failure to Receive Shareholder Approval
     Shareholder approval is required to enable us to issue more than 16,819,333 shares of our common stock pursuant to the transaction documents. In connection with the Notes, to the extent we utilize our shares of common stock to pay the installments required under the Notes, our inability to issue greater than 16,819,333 shares may require us to utilize our cash to repay the Notes, which would reduce the amount of cash available to us to operate our business. In addition, the Buyers are not required to purchase the Additional Notes unless, among other items, we receive shareholder approval of the proposals set forth in this proxy statement. As such, our failure to receive shareholder approval of the proposals set forth in this proxy statement would prevent us from receiving $1,000,000 in gross proceeds from the sale of the Additional Notes plus any proceeds from the exercise of the Warrants that would be issued in connection with the Additional Notes.
     In connection with the Series B Warrants, our inability to issue greater than 16,819,333 shares may limit the ability of the warrant holders to exercise the Series B Warrants, which would lessen the amount of cash provided to us from this financing transaction. In connection with the Series A and C Warrants, our inability to remove the floor price of the warrants (Proposal 2), may prevent the warrant holders from exercising the Series A and C warrants to the extent the exercise price of the warrants exceeds the market price of our common stock, which would lessen the amount of cash provided to us from this financing transaction.
     To the extent that are unable to receive shareholder approval of the proposals set forth in this proxy statement, we agreed in the Purchase Agreement to cause an additional shareholder meeting to be held every three months thereafter until such approval is obtained. As such, our failure to receive shareholder approval of the proposals set forth in this proxy statement will require us to incur the costs of holding one or more additional shareholder meetings until we receive such approvals.
     Until we receive shareholder approval of the proposals set forth in this proxy statement, we may not, directly or indirectly, issue or sell, or, in accordance with terms set forth in the Warrants, be deemed to have issued or sold, any shares of common stock (with limited exceptions) for consideration per share less than the floor price of $0.345 per share at any time while any of the Notes or Warrants are outstanding without the prior written consent of each Buyer, which consent may be granted or withheld in each Buyer’s sole discretion. This limitation could prevent us from raising additional capital in the future.
Risks Associated with Approval of Proposals
     If we receive shareholder approval of the proposals set forth in this proxy statement, and if we were to issue shares of our common stock in excess of the 16,819,333 shares currently permitted to be issued pursuant to the Purchase Agreement, such issuances may affect the rights of existing holders of our common stock to the extent that future issuances of common stock reduce each existing shareholder’s proportionate ownership and voting rights. In addition, possible dilution caused by future issuances of common stock could lead to a decrease in our net income per share in future periods and a resulting decline in the market price of our common stock.
     Assuming we receive shareholder approval of the proposals set forth in this proxy statement and assuming we choose to repay the Notes solely in shares of our common stock (we may repay the Notes in cash), the following table shows the number of shares that would be issuable under the Notes and Warrants at various assumed Installment Conversion Prices:

Assumed average
Installment	Total shares			Total proceeds to	Number of shares	Total proceeds to
Conversion Price	required to repay	Total proceeds to	Number of shares	us upon exercise of	underlying the	us upon exercise of	Total shares to be	Total proceeds to
for repayment of	the Notes solely in	us from sale of the	underlying the	the Series B	Series A and C	the Series A and C	issued in financing	us from financing
the Notes (1)	common stock	Notes	Series B Warrants	Warrants	Warrants (2)	Warrants (2)	(3)	(3)
$0.20	24,950,000	$4,990,000	24,950,000	$4,990,000	4,990,000	$998,000	54,890,000	$10,978,000
$0.30	16,633,333	$4,990,000	16,633,333	$4,990,000	4,990,000	$1,497,000	38,256,667	$11,477,000
$0.50	9,980,000	$4,990,000	9,980,000	$4,990,000	4,990,000	$2,495,000	24,950,000	$12,475,000
$0.75	6,653,333	$4,990,000	6,653,333	$4,990,000	4,990,000	$3,742,500	18,296,667	$13,722,500
$1.00	4,990,000	$4,990,000	4,990,000	$4,990,000	4,990,000	$4,990,000	14,970,000	$14,970,000

(1)	Installment Conversion Price is the lower of (i) the conversion price of the Notes then in effect and (ii) 85% of the average of the three lowest closing sale prices of our common stock during the 20 trading day period prior to payment of the installment amount.

(2)	The Series C Warrants may only be exercised by each holder in the same proportion as such holder has already exercised its Series B Warrants.

(3)	Assuming all Warrants are exercised and the Notes are repaid solely in common stock.
Vote Required
     The affirmative vote of a majority of the common stock present at the meeting and entitled to vote is required to approve the issuance of 20% or more of our common stock related to the Notes and Series B Warrants that were issued pursuant to the Purchase Agreement.

Recommendation
     The Board recommends that the stockholders vote “FOR” the approval of the issuance of 20% or more of our common stock related to the Notes and Series B Warrants that were issued pursuant to the Purchase Agreement.
PROPOSAL NO. 2
APPROVAL OF THE ADJUSTMENT OF THE EXERCISE PRICES BELOW THEIR FLOOR PRICES FOR BOTH THE SERIES A AND SERIES C WARRANTS THAT WERE ISSUED PURSUANT TO THE PURCHASE AGREEMENT.
General
     See Proposal 1 for a discussion of this matter.
Vote Required
     The affirmative vote of a majority of the common stock present at the meeting and entitled to vote is required to approve the adjustment of the exercise prices below their floor prices for both the Series A and Series C Warrants that were issued pursuant to the Purchase Agreement.
Recommendation
     The Board recommends that the stockholders vote FOR the adjustment of the exercise prices below their floor prices for both the Series A and Series C Warrants that were issued pursuant to the Purchase Agreement.
PROPOSAL NO. 3
APPROVAL OF THE ISSUANCE OF THE ADDITIONAL NOTES AND WARRANTS AT THE ADDITIONAL CLOSING PURSUANT TO THE PURCHASE AGREEMENT.
General
     See Proposal 1 for a discussion of this matter.
Vote Required
     The affirmative vote of a majority of the common stock present at the meeting and entitled to vote is required to approve the issuance of the Additional Notes and Warrants at the Additional Closing pursuant to the Purchase Agreement.
Recommendation
     The Board recommends that the stockholders vote FOR the issuance of the Additional Notes and Warrants at the Additional Closing pursuant to the Purchase Agreement.

PROPOSAL NO. 4
APPROVAL OF THE ELIMINATION OF THE TEMPORARY FLOOR PRICE IN THE COMPANY’S CURRENTLY OUTSTANDING CLASS G WARRANTS.
General
     In September 2009, we completed a financing transaction with one of the Buyers in which we issued and sold to the Buyer, and the Buyer purchased for $1,400,000: (i) a secured convertible promissory note in the principal amount of $1,540,000 (which was repaid in cash) and (ii) a five-year warrant to purchase 2,500,000 shares of our common stock (the “Class G Warrants”).
     The Class G Warrants have an exercise price of $1.25 per share, subject to certain anti-dilution rights for issuances below such exercise price; provided that absent shareholder approval, the exercise price may not be reduced to less than $1.08 per share in certain instances. Pursuant to Nasdaq’s guidance regarding the implementation of Listing Rule 5635(d), we were required to establish the floor price of $1.08, which was equal to the consolidated closing bid price of our common stock on the date we entered into the agreement to issue the Class G Warrants, or we would have been required to obtain shareholder approval for the issuance of the Class G Warrants.
     Pursuant to the Purchase Agreement, we agreed to ask for shareholder approval at the special meeting to eliminate the temporary exercise price of the Class G Warrants. If this proposal is approved, if we make certain dilutive issuances (with limited exceptions), the exercise price of the Class G Warrants will be lowered to the exercise price of the dilutive issuances. If we receive shareholder approval of this proposal, there will be no floor price for the Class G Warrants. Notwithstanding the foregoing, the Class G Warrants will not be adjusted solely as a result of the issuance of the Notes, Warrants or shares of common stock underlying the Notes and Warrants.
Vote Required
     The affirmative vote of a majority of the common stock present at the meeting and entitled to vote is required to approve the elimination of the temporary floor price in the Company’s Class G Warrants.
Recommendation
     The Board recommends that the stockholders vote FOR the elimination of the temporary floor price in the Company’s Class G Warrants.
BENEFICIAL OWNERSHIP OF SECURITIES
     Set forth below is information regarding the beneficial ownership of our common stock, as of December 17, 2010 by:
•	each person whom we know owned, beneficially, more than 5% of our common stock;
•	each of our directors;
•	each of our executive officers; and
•	all of the current directors and executive officers as a group.
     We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares beneficially owned. Shares of common stock to be received upon conversion of preferred stock, or subject to options or warrants currently exercisable or exercisable on or within 60 days of the date of this proxy statement, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

	Number of Shares of		Percentage of
	Common Stock		Outstanding Shares
Name of Beneficial Owner(1)	Beneficially Owned		of Common Stock(2)
Edward J. Gildea	2,304,859	(3)	2.7%
David R. Allen	400,141	(4)	*
Robert E. Cell	204,000	(5)	*
John P. DeVillars	204,000	(5)	*
Edward A. Stoltenberg	208,868	(6)(7)	*
Marshall Sterman	—		—
All directors and officers as a group (six persons)	3,321,868		3.9%

*	Less than 1%
(1) The address of all persons named in this table, with the exception of Oppenheimer Funds, Inc. is: c/o Converted Organics Inc., 137A Lewis Wharf, Boston, MA 02110.
(2) Percentage of common stock outstanding is based on 84,096,669 shares of our common stock outstanding as of December 17, 2010.
(3) Includes 1,400 Class B Warrants and options to purchase 725,000 shares.
(4) Includes options to purchase 381,195 shares.
(5) Includes options to purchase 204,000 shares.
(6) Includes options to purchase 194,000 shares.
(7) Includes 2,966 shares beneficially owned and held in trust.
STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING
     Should a stockholder desire to include in next year’s annual meeting proxy statement a proposal other than those made by the Board, such proposal must be sent to the Corporate Secretary of the Company at 137A Lewis Wharf, Boston, MA 02110. Stockholder proposals must be received at our principal executive offices no later than 120 days prior to the first anniversary of the date our fiscal 2010 annual meeting proxy statement was mailed to stockholders, which was May 19, 2010. All stockholder proposals received after this date will be considered untimely and will not be included in the proxy statement for the fiscal 2011 annual meeting. The deadline for submission of shareholder proposals that are not intended to be included in our proxy statement is 45 days prior to the first anniversary of the date our fiscal 2010 annual meeting proxy statement was mailed to stockholders, which was May 19, 2010.
DELIVERY OF DOCUMENTS TO STOCKHOLDERS
     Pursuant to the rules of the SEC, we and our agents that deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of our proxy statement. Upon written or oral request, we will deliver a separate copy of the proxy statement to any stockholder at a shared address who wishes to receive separate copies of such documents in the future. Stockholders receiving multiple copies of such documents may likewise request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing us at our principal executive offices at 137A Lewis Wharf, Boston, MA 02110, and our phone number is (617) 624-0111.
OTHER MATTERS TO COME BEFORE THE MEETING
     Pursuant to our Bylaws, no other matters may properly come for action at the special meeting.
WHERE YOU CAN FIND MORE INFORMATION
     We file reports, proxy statements and other information with the SEC. You may read and copy reports, proxy statements and other information filed by us with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004. We files our reports, proxy statements and other information electronically with the SEC. You may access information on us at the SEC web site containing reports, proxy statements and other information at http://www.sec.gov.

By Order of the Board of Directors,
/s/ Edward J. Gildea
Edward J. Gildea
President, Chief Executive Officer and Chairman of the Board
January ____, 2011

CONVERTED ORGANICS INC.
PROXY
SPECIAL MEETING OF SHAREHOLDERS — FEBRUARY 28, 2011
     Proposals — The Board of Directors recommends a vote FOR Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.
1.	To approve the issuance of 20% or more of our common stock related to the Notes and Series B Warrants that were issued pursuant to the Securities Purchase Agreement entered into by the Company on December 17, 2010;

For ☐ Against ☐ Abstain ☐

2.	To approve the adjustment of the exercise prices below their floor prices for both the Series A and Series C Warrants that were issued pursuant to the Securities Purchase Agreement entered into by the Company on December 17, 2010;

For ☐ Against ☐ Abstain ☐

3.	To approve the issuance of the Additional Notes and Warrants at the Additional Closing pursuant to the Securities Purchase Agreement entered into by the Company on December 17, 2010; and

For ☐ Against ☐ Abstain ☐

4.	To approve the elimination of the temporary floor price in the Company’s currently outstanding Class G warrants.

For ☐ Against ☐ Abstain ☐
     [Sign, date and return the Proxy Card promptly using the enclosed envelope.]
Dated:                 , 2011
     SIGNATURE(S) should be exactly as the name or names appear on this Proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.
Signature
Print Name
Signature
Print Name